Exhibit 28 (j) under Form N-1A
Exhibit (23) under Item 601/Reg. S-K

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions "Financial Highlights" in each Prospectus and "Independent Registered Public Accounting Firm" in each Statement of Additional Information, each dated January 31, 2023, and each included in this Post-Effective Amendment No. 81 to the Registration Statement (Form N-1A, File No. 33-52149) of Federated Hermes World Investment Series, Inc. (the “Registration Statement”).

We also consent to the incorporation by reference of our reports dated January 24, 2023, with respect to the financial statements and financial highlights of Federated Hermes Emerging Market Debt Fund, Federated Hermes International Leaders Fund and Federated Hermes International Small-Mid Company Fund (three of the portfolios comprising Federated Hermes World Investment Series, Inc.) included in the Annual Report to Shareholders (Form N-CSR) for the year ended November 30, 2022, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts

January 24, 2023